© 2024 Texas Capital Bank Member FDIC January 18, 2024 Q4-2023 Earnings

2 Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans. Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward- looking statements include, but are not limited to: economic or business conditions in Texas, the United States or globally that impact TCBI or its customers; negative credit quality developments arising from the foregoing or other factors; TCBI’s ability to effectively manage its liquidity and maintain adequate regulatory capital to support its businesses; TCBI’s ability to pursue and execute upon growth plans, whether as a function of capital, liquidity or other limitations; TCBI’s ability to successfully execute its business strategy, including developing and executing new lines of business and new products and services; the extensive regulations to which TCBI is subject and its ability to comply with applicable governmental regulations, including legislative and regulatory changes; TCBI’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches; elevated or further changes in interest rates, including the impact of interest rates on TCBI’s securities portfolio and funding costs, as well as related balance sheet implications stemming from the fair value of our assets and liabilities; the effectiveness of TCBI’s risk management processes strategies and monitoring; fluctuations in commercial and residential real estate values, especially as they relate to the value of collateral supporting TCBI’s loans; the failure to identify, attract and retain key personnel and other employees; increased or expanded competition from banks and other financial service providers in TCBI’s markets; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or TCBI, in particular; claims, litigation or regulatory investigations and actions that TCBI may become subject to; legislative and regulatory changes; severe weather, natural disasters, climate change, acts of war, terrorism, global conflict (including those already reported by the media, as well as others that may arise), or other external events, as well as related legislative and regulatory initiatives; and the risks and factors more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

3 Foundational Tenants of Value Creation in Place Financial Priorities Described 9/1/2021 Building Tangible Book Value // Reinvesting organically generated capital to improve client relevance and create a more valuable franchise Investment // Re-aligning the expense base to directly support the business and investing aggressively to take advantage of market opportunities that we are uniquely positioned to serve Revenue Growth // Growing top- line revenue as a result of expanded banking capabilities for best-in-class clients in our Texas and national markets Flagship Results Proactive, disciplined engagement with the best clients in our markets to provide the talent, products, and offerings they need through their entire life-cycles Structurally higher, more sustainable earnings driving greater performance and lower annual variability Consistent communication, enhanced accountability, and a bias for action ensure execution and delivery Commitment to financial resilience allowing us to serve clients, access markets, and support communities through all cycles Higher quality earnings and a lower cost of capital drive a significant expansion in incremental shareholder returns

2021 Strategic Performance Drivers

Income Statement	Where We Started FY 2020	FY 2021	FY 2022	FY 2023	Where We Are Going 2025
Investment Banking and Trading Income (% of Total Revenue)	2.2%	2.7%	2.9%	**8.0%**	~10%
Treasury Product Fees[1] (% of Total Revenue)	1.4%	2.5%	2.4%	**2.8%**	~5%
Non-Interest Income (% of Total Revenue)	19.3%	15.2%	28.5%	**15.0%**	15%–20%
Adj. Non-Interest Income[2] (% of Adj. Total Revenue[2])	11.2%	13.4%	10.3%	**15.0%**	15%–20%
Balance Sheet					
Average Cash & Securities (% of Total Average Assets)	29%	38%	30%	**30%**	>20%
Average Indexed Deposits (% of Total Deposits)	36%	27%	16%	**7%**	<15%

Performance Metrics	Where We Started FY 2020	FY 2021	FY 2022	FY 2023	Where We Are Going 2025
Return on Average Assets	0.18%	0.67%	1.04%	**0.64%**	>1.10%
Return on Average Tangible Common Equity[3]	2.1%	8.4%	11.4%	**6.2%**	>12.5%
Adj. Return on Average Assets[4]	0.33%	0.69%	0.55%	**0.69%**	>1.10%
Adj. Return on Average Tangible Common Equity[3]	4.2%	8.7%	5.8%	**6.7%**	>12.5%
CET1	9.4%	11.1%	13.0%	**12.6%**	>10%

Treasury Solutions
- FY23 Gross PxV increased 11% as focus remains earning the right to become our clients' operating bank
- Strong momentum across broad product suite; 10% growth in YoY quarterly Treasury Product Fees and up 3% full-year

Private Wealth
- Annual growth of 8% in 2023 alongside continued product, service, and coverage buildout
- FY23 Wealth Fees down ~7% given change in underlying portfolio composition; continued focus on growing client assets

Investment Banking
- Annual growth of $51.1mm or 146% demonstrates clients' receptivity to a full-service Texas-based platform
- Loan Syndications, Capital Solutions, Capital Markets, M&A and Sales & Trading each generated over $10mm in fees in 2023

Financial Performance	Q4 '22	Q1 '23	Q2 '23	Q3 '23	Q4 '23	FY 2022	FY 2023	Annual Growth
Assets Under Management ($bn)	$3.0	$3.3	$3.5	$3.1	$3.3	$3.0	$3.3	8%
Treasury Product Fees[1] ($mm)	$7.0	$7.3	$7.4	$7.8	$7.8	$29.4	$30.3	3%
Wealth Management & Trust Fee Income ($mm)	$3.4	$3.4	$3.7	$3.5	$3.3	$15.0	$14.0	(7%)
Investment Banking & Trading Income ($mm)	$11.9	$18.8	$27.5	$29.2	$10.7	$35.1	$86.2	146%
Income from Areas of Focus ($mm)	**$22.4**	**$29.5**	**$38.6**	**$40.5**	**$21.8**	**$79.5**	**$130.4**	**64%**

Texas Capital Bancshares, Inc.

4

Financial Performance // Income Statement

Financial Highlights ($mm)	2022	Adjusted (Non-GAAP)[4] 2022	2023	Adjusted (Non-GAAP)[4] 2023	Q4 2022	Adjusted (Non-GAAP)[4] Q4 2022	Q3 2023	Q4 2023	Adjusted (Non-GAAP)[4] Q4 2023
Net Interest Income	$875.8	$875.8	$914.1	$914.1	$247.6	$247.6	$232.1	$214.7	$214.7
Non-Interest Revenue	349.5	101.0	161.4	161.4	277.7	29.2	46.9	31.1	31.1
Total Revenue	1,225.3	976.8	1,075.5	1,075.5	525.3	276.7	278.9	245.9	245.9
Non-Interest Expense	727.5	680.1	756.9	737.1	213.1	182.3	179.9	201.4	181.5
PPNR[5]	497.8	296.6	318.6	338.5	312.2	94.4	99.1	44.5	64.4
Provision for Credit Losses	66.0	66.0	72.0	72.0	34.0	34.0	18.0	19.0	19.0
Income Tax Expense	99.3	53.9	57.5	62.2	60.9	11.8	19.4	5.3	9.9
Net Income	332.5	176.8	189.1	204.3	217.3	48.6	61.7	20.2	35.4
Preferred Stock Dividends	17.3	17.3	17.3	17.3	4.3	4.3	4.3	4.3	4.3
Net Income to Common	315.2	159.5	171.9	187.0	212.9	44.3	57.4	15.8	31.1
Performance Metrics									
Return on Average Assets	1.04%	0.55%	0.64%	0.69%	2.80%	0.63%	0.81%	0.27%	0.47%
PPNR[5] / Average Assets	1.55%	0.93%	1.08%	1.15%	4.03%	1.22%	1.31%	0.59%	0.86%
Efficiency Ratio[6]	59.4%	69.6%	70.4%	68.5%	40.6%	65.9%	64.5%	81.9%	73.8%
Return on Average Common Equity	11.3%	5.7%	6.2%	6.7%	30.7%	6.4%	8.1%	2.2%	4.4%
Earnings Per Share	$6.18	$3.13	$3.54	$3.85	$4.23	$0.88	$1.18	$0.33	$0.65

Non-GAAP Adjustments[4] ($mm)	2022	2023
Non-Interest Revenue	349.5	161.4
Gain on Sale of BDCF	248.5	0.0
Non-interest Revenue, Adjusted	101.0	161.4
Non-Interest Expense	727.5	756.9
Transaction Costs	29.6	0.0
Restructuring Expenses	9.8	0.0
Charitable Contribution	8.0	0.0
FDIC Special Assessment	0.0	19.9
Non-Interest Expense, Adjusted	680.1	737.1

Non-GAAP Adjustments[4] ($mm)	Q4 2022	Q4 2023
Non-Interest Expense	277.7	31.1
Transaction Costs	248.5	0.0
Non-Interest Expense, Adjusted	29.2	31.1
Non-Interest Expense	213.1	201.4
Transaction Costs	13.0	0.0
Restructuring Expenses	9.8	0.0
Charitable Contribution	8.0	0.0
FDIC Special Assessment	0.0	19.9
Non-Interest Expense, Adjusted	182.3	181.5

Texas Capital Bancshares, Inc.
5

Financial Performance // Balance Sheet Highlights

Balance Sheet Highlights ($mm) Ending Balances	Q4 2022	Q3 2023	Q4 2023	QoQ	YoY
Assets					
Cash and Equivalents	5,012	4,193	3,243	(23%)	(35%)
Total Securities	3,585	4,070	4,143	2%	16%
Commercial Loans	9,833	10,366	10,411	0%	6%
Mortgage Finance Loans	4,090	4,429	3,978	(10%)	(3%)
CRE Loans	4,875	5,359	5,501	3%	13%
Consumer Loans	553	537	531	(1%)	(4%)
Gross LHI	19,351	20,691	20,421	(1%)	6%
Allowance for Credit Losses on Loans	(253)	(245)	(250)	2%	(1%)
Total Assets	**28,415**	**29,628**	**28,356**	**(4%)**	**(0%)**

	Q4 2022	Q3 2023	Q4 2023	QoQ	YoY
Liabilities					
Non-Interest Bearing Deposits	9,618	9,353	7,328	(22%)	(24%)
Interest Bearing Deposits	13,239	14,526	15,044	4%	14%
Total Deposits	22,857	23,879	22,372	(6%)	(2%)
FHLB Borrowings	1,200	1,400	1,500	7%	25%
Total Liabilities	**25,359**	**26,551**	**25,157**	**(5%)**	**(1%)**
Equity					
Common Equity, Excl AOCI	3,174	3,284	3,261	(1%)	3%
AOCI	(419)	(506)	(362)	(28%)	(14%)
Total Shareholder's Equity	**3,055**	**3,078**	**3,199**	**4%**	**5%**
Common Shares Outstanding	**48,783,763**	**48,015,003**	**47,237,912**	**(2%)**	**(3%)**

Balance Sheet Metrics	Q4 2022	Q3 2023	Q4 2023
Cash & Securities % of Assets	30%	28%	26%
Commercial Loans % of Gross LHI	51%	50%	51%
Total Allowance for Credit Losses ($M)	(275)	(291)	(296)
Total ACL / Total LHI	1.43%	1.41%	1.46%
Total LHI % of Deposits	84%	86%	91%
Non-Interest Bearing % of Deposits	42%	39%	33%
Book Value Per Share	$56.48	$57.85	$61.37
Tangible Book Value Per Share[7]	$56.45	$57.82	$61.34

Texas Capital Bancshares, Inc.

6

7  Commercial loans increased $45mm QoQ  Utilization remains in the low 50% range consistent with recent historical averages  Impact of multi-year capital recycling on loan balances should begin to lessen heading into ‘24  Commercial real estate loans increased $142mm QoQ  Office is $452mm or 8% of CRE Loans  Strong characteristics: 58% avg. current LTV, 92% recourse and 73% Class A  Mortgage Finance loan balances driven by anticipated Q4 seasonality resulting in a $751mm, or 16%, QoQ decrease on an average basis, compared to a 19% decline in the comparable quarter last year  For the year, average Mortgage Finance loans decreased $1.2bn or 23% to $4.1bn compared to overall market decline of approximately 30% $4.9 $5.0 $5.3 $5.4 $5.5 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $9.8 $10.6 $10.5 $10.4 $10.4 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $5.7 $5.9 $5.3 $4.3 $3.3 $4.4 $4.7 $3.9 $5.8 $6.5 $4.9 $4.1 $4.1 $5.1 $4.4 $4.0 $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Loan Portfolio Composition Mortgage Finance Loans ($bn) Average Period End Commercial Loans ($bn) Commercial Real Estate Loans ($bn)

Deposit and Funding Composition

Average Deposit Trends ($bn)



$24.9
$1.8
$11.5
$5.3
$6.3
Q4 2022
$23.7
$1.5
$11.9
$4.6
$5.6
Q1 2023
$23.2
$1.5
$12.0
$5.3
$4.4
Q2 2023
$24.2
$1.4
$12.8
$6.0
$4.0
Q3 2023
$24.0
$1.1
$13.6
$5.6
$3.6
Q4 2023
Q4 2023 EOP
$22.4
$0.9
$14.1
$4.0
$3.3
Q4 2023
Non-Interest Bearing, excl MF[8]
MF[8] Non-Interest Bearing
Interest Bearing
Interest Bearing Brokered

Period End Deposit Flows ($mm)

	Q3 2023	Q4 2023	Change $	Change %
Brokered Deposits	$1,394	$917	($477)	(34%)
Insured Sweep Deposits	928	1,256	328	35%
Other Interest Bearing	12,205	12,871	666	5%
Total Interest Bearing	**14,526**	**15,044**	**517**	**4%**
MF[8] Non-Interest Bearing	5,675	3,989	(1,686)	(30%)
Non-Interest Bearing, excl MF[8]	3,678	3,339	(339)	(9%)
Non-interest Bearing	**9,353**	**7,328**	**(2,025)**	**(22%)**
Total Deposits	**$23,879**	**$22,372**	**($1,507)**	**(6%)**

Funding Costs



2.87%
3.63%
4.09%
4.47%
4.58%
1.62%
2.10%
2.38%
2.60%
2.75%
1.53%
2.06%
2.37%
2.62%
2.82%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Avg Cost of Total Deposits
Total Cost of Funds
Avg Cost of Int. Bearing Deposits

- Funding base continuing multi-year transition to target state composition
  - Total deposit balances decreased $485mm or 2% YoY
    - Excluding MF[8], Indexed and Brokered deposits, YoY growth of $568mm or 4% reemphasizes our focus on core commercial clients
- Average cost of total deposits increased 20bps QoQ; a cumulative beta[9] of 50% since Q4 2021
- Average Mortgage Finance non-interest bearing deposits declined to $5.6bn and were 142% of avg Mortgage Finance loans in Q4 compared to 128% in Q3
  - End of period balances at $4bn are depressed due to seasonal property tax payments from escrow accounts and will rebuild over the course of '24
  - Of the $5.6bn of avg deposits, a significant portion are compensated via relationship pricing on the loan yield through an interest credit rate; the compensated portion has increased materially during the rising rate environment

Texas Capital Bancshares, Inc.

8

9 $3.1B $2.6B $0.4B 3.63% 3.60% 3.31% Q4 2023 Q4 2024 Q4 2025 Notional Receive Rate (8.5%) (9.1%) (4.3%) (4.4%) 3.0% 1.6% 6.0% 3.2% (10.0%) (8.0%) (6.0%) (4.0%) (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% Q3 2023 Q4 2023 -200bps Shock -100bps Shock +100bps Shock +200bps Shock Net Interest Income Sensitivity Standard Model Assumptions10 100bp & 200bp Parallel Shocks  Loan Balances: Static  Deposit Balances: Static  Loan Spreads: Current Levels  Up Scenario Int. Bearing Deposit Beta: ~80%  Down Scenario Int. Bearing Deposit Beta: ~60%  Investment Portfolio: Ratio held constant Hedging Profile ($bn) Net Interest Income Sensitivity – Static Balance Sheet ($mm) $901mm$972mmBase NII11 $58 $29 ($42) Earning Assets Profile (Average) Q4 2023Q3 2023 YieldBalance ($mm)YieldBalance ($mm) 5.42%$4,6375.36%$3,965Interest Bearing Cash and Equivalents 2.48%$4,0792.33%$4,205Securities 9.17%$298.06%$32Loans Held for Sale 7.69%$16,1647.62%$16,317LHI excl Mortgage Finance LHI 1.12%$3,9462.64%$4,698Mortgage Finance LHI --($244)--($239)ACL on Loans 5.69%$28,6125.75%$28,978Earning Assets ($83)  $1.1bn of loans, or 7% of LHI excluding Mortgage Finance LHI are fixed  6% maturing in the next 12 months  Duration of the securities portfolio is approximately 4 years with Q4 cash flows of $71mm  100bps decline in rates could improve AOCI by ~$130mm Impacts of Mortgage Finance  Mortgage Finance represents 19% of the total loan portfolio with the majority tied to 1-month SOFR which rose 4bps in Q4  Mortgage Finance loan yield expansion is expected in Q1 as average Mortgage Finance deposits anticipated to be ~120% of average Mortgage Finance loans  Bank’s overall net interest income sensitivity (per the chart above) inclusive of Mortgage Finance NII impact on a flat balance sheet and does not account for changes in warehouse volumes in either a lower or higher rate environment $28 $14 ($40) ($82)

10 $100.9 $128.7 $113.0 $110.0 $108.0 $81.4 $65.3 $68.6 $69.9 $73.5 $30.8 $19.9 $213.1 $194.0 $181.6 $179.9 $201.4 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $247.6 $235.3 $232.0 $232.1 $214.7 3.26% 3.33% 3.29% 3.13% 2.93% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Net Interest Income Net Interest Margin $232.1 ($2.9) $1.7 ($2.1) ($17.9) $1.3 $11.2 ($5.9) ($4.2) $1.4 $214.7 Q3 2023 Loans Excl MF Volume Loans Excl MF Yield MF Loan Volume MF Loan Yield Loan Fees Investment Securities & Cash Interest Bearing Deposit Volume Interest Bearing Deposit Cost Borrowings Q4 2023 $29.2 $37.4 $46.0 $46.9 $31.1 $248.5 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q4-2023 Earnings Overview Net Interest Margin ($mm)Net Interest Income ($mm) Non-Interest Income ($mm) Non-Interest Expense ($mm) 13%17%17%14%11%% of Adj Revenue4 Non-Interest Income Gain on Sale of Insur. Prem. Finance4 Salaries & Benefits Non-Recurring Items4Other NIE 47% 66% 62% 39% 34% 38% 14% 10% 61% 39% 54% 36%  Net interest income declined 7% QoQ with net interest margin declining by 0.20%, driven primarily by expected MF8 seasonality depressing MF8 Loan Yield  Quarterly non-interest income declined $15.7mm or 34% QoQ off two consecutive quarterly highs on the new platform, but increased 7% compared to Q4 2022 adjusted non-interest income4  Full year adjusted non-interest income4 increased $60.4mm or 60% compared to FY22 adjusted non-interest income4  Quarterly non-interest expense excluding non-recurring items4 was nearly flat both QoQ and YoY 8 8 8 8

11 1.43% 1.41% 1.46% 1.74% 1.76% 1.79% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% Q4 2022 Q3 2023 Q4 2023 77% 81% 83% 78% 81% 23% 19% 17% 22% 19% $255.1 $271.5 $281.1 $245.6 $247.0 - 50,000,000 100,000,000 150,000,000 200,000,000 250,000,000 300,000,000 350,000,000 400,000,000 450,000,000 500,000,000 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Commercial Mortgage Finance Real Estate Consumer 67% 73% 52% 60% 47% 33% 27% 48% 40% 53% $258.0 $289.6 $338.2 $431.8 $491.2 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Commercial Mortgage Finance Real Estate Consumer 0.17% 0.33% 0.28% 0.21% 0.29%0.31% 0.43% 0.16% 0.17% 0.27% 2.66% 2.79% 2.90% 3.29% 3.63% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 5.7x 4.6x 3.6x – 1.0 x 2.0 x 3.0 x 4.0 x 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x 10.0 x Q4 2022 Q3 2023 Q4 2023 Asset Quality Trends Allowance for Credit Loss Reserve Ratios Asset Quality Ratios Special Mention Composition ($mm) Substandard Composition ($mm) $13.8$8.9$8.2$19.9$15.0Net Charge-Offs ($mm) NPAs/Total Assets Criticized/LHI NCOs/Avg. LHI Q4 2022 Q3 2023 Q4 2023 Total ACL / Non- accrual Loans HFI  ACL on Loans increased $5mm QoQ to $250 million  Total ACL, excl. MF8 increased to $292 million in Q4 from $285mm in Q3  Total ACL, excl. MF8 to LHI, excl. MF8 in the top 5 percent among Peers12 Total ACL to LHI  $13.8mm of net charge-offs or 0.27% of average LHI  Net downward grade migrations to special mention in Q4 predominantly related to commercial real estate  Substandard loans were nearly flat increasing by $1.4mm or <1% QoQ but improved 3% from Q4 2022  Nonperforming assets increased $18.3mm QoQ to $81.4mm  Nonperforming assets are 0.29% of total assets or 0.40% of LHI  Total criticized loans increased $60.8mm QoQ to $738.2mm and make up 3.6% of total LHI Total ACL / LHI Total ACL, ex MF8 / LHI ex MF8

12 13.00% 12.42% 12.18% 12.70% 12.65% > 11.00% 1.67% 1.61% 1.54% 1.58% 1.59% 3.03% 2.83% 2.71% 2.81% 2.83% 17.70% 16.86% 16.43% 17.09% 17.07% 0.00% 5.00% 10.00% 15.00% 20.00% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 2024 Target $56.45 $58.06 $57.93 $57.82 $61.34 $56.48 $58.10 $57.97 $57.85 $61.37 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 9.69% 9.72% 9.60% 9.37% 10.22%9.70% 9.72% 9.60% 9.38% 10.22% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 2024 Target Capital Position and Trends  Regulatory capital ratios remain exceptionally strong  Total capital ratio of 17.07%, in the top decile of the peer group12, and CET1 ratio of 12.65% in Q4 2023  Tangible common equity / tangible assets13 finished the year at 10.22%, an important characteristic of our financially resilient business model and a key metric as we manage the balance sheet through- cycle  Tangible common equity / tangible assets13 in top decile of peer group12  Tangible book value per share7 grew 6.1% QoQ as net income available to common of $15.8mm was augmented by a $143.9mm increase in AOCI, and supplemented by share repurchase activity below TBVPS  During Q4, repurchased 810 thousand shares, 1.7% of Q3 shares outstanding, for $44.8mm, at a weighted average price of $54.90 per share  During 2023, repurchased 1.8mm shares, 3.7% of year end 2022 shares outstanding, for a total of $105mm at a weighted average price approximately 100% of prior month tangible book value Regulatory Capital Levels Tangible Common Equity / Tangible Assets13 Tangible Book Value per Share7 Period End AOCI ($M) ($362)($506)($440)($375)($419) AOCI per Share ($7.66)($10.54)($9.17)($7.83)($8.59) Tangible Common Equity / Tangible Assets13 Common Equity / Total Assets Peer12 Tangible Common Equity / Tangible Assets13 7.15%7.22%7.13%7.09% Tangible Book Value per Share7 Book Value per Share CET1 Tier 2 CapitalTier 1 Capital

13 Full Year 2024 Guidance FY 2023 Adjusted (Non-GAAP4) Mid single-digit % growth$1,075.5Total Revenue Low single-digit % growth$737.1Non-Interest Expense, Adjusted4 2H2024--Quarterly Operating Leverage (YoY Growth in Quarterly PPNR5, Adjusted4) >20%30%Average Cash & Total Securities (% of Average Total Assets) >11%12.6%CET1 Target Full Year 2024 Guidance  Forward curve14 assumes a 2024 average rate of 4.89% and an exit rate of 4.25% Guidance Commentary

Appendix // Footnotes

1. Includes service charges on deposit accounts, as well as fees related to our commercial card program, merchant transactions, and FX transactions, all of which are included in other non-interest income and totaled $2.8 million for FY 2020, $4.0 million for FY 2021, $6.1 million for FY 2022, $9.4 million for FY 2023, and $1.8 million, $2.3 million, $2.3 million, $2.5 million, and $2.4million for Q4 2022, Q1 2023, Q2 2023, Q3 2023, and Q4 2023 respectively
2. Non-GAAP Reconciliation // Adjusted Non-interest Income and Total Revenue

	2020 ($M)		2021 ($M)		2022 ($M)	
	As Reported	Adjusted[1]	As Reported	Adjusted[1]	As Reported	Adjusted[2]
Net Interest Income	851.3	821.1	768.8	767.6	875.8	875.8
Non-Interest Income	203.0	103.7	138.2	119.5	349.5	101.0
Total Revenue	1,054.3	924.8	907.0	887.1	1,225.3	976.8
Non-Interest Income % of Total Revenue	19.3%	11.2%	15.2%	13.4%	28.5%	10.3%

1) Adjusted to remove revenue contribution of exited Correspondent Lending Line of Business
2) Adjusted to remove non-recurring gain on sale of Insurance Premium Finance Loan Portfolio

3. See slide: Non-GAAP Reconciliation // Return on Average Tangible Common Equity (ROATCE)
4. See slide: Non-GAAP Reconciliation // Adjusted Earnings & Ratios
5. Net interest income and non-interest income, less non-interest expense
6. Non-interest expense divided by the sum of net interest income and non-interest income
7. Stockholders' equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end
8. "MF" used as abbreviation for Mortgage Finance
9. Beta taken as the difference of Q4 2023 and Q4 2021 cost of total deposits and cost of interest-bearing deposits, by the change in fed funds upper target over the same period
10. Model assumptions are only for Q4 2023; See prior TCBI Earnings Materials for prior model assumptions
11. Baseline scenarios hold constant balances, market rates, and assumptions as of period end reporting
12. Major exchange traded US peer banks with $20-100 billion in total assets, excluding PR headquartered banks and merger targets; Source: S&P Capital IQ Pro; Data as of Q3 2023
13. Stockholders' equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles
14. Forward curve as of December 18, 2023

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Non-GAAP Reconciliation // Return on Average Tangible Common Equity (ROATCE)

ROATCE is a non-GAAP financial measure. ROATCE represents the measure of net income available to common shareholders as a percentage of average tangible common equity. ROATCE is used by management in assessing financial performance and use of equity. A reconcilement of ROATCE to the most directly comparable U.S. GAAP measure, ROACE, for all periods is presented below.

	2020 ($M)		2021 ($M)		2022 ($M)		2023 ($M)	
	As Reported	Adjusted[1]	As Reported	Adjusted[1]	As Reported	Adjusted[1]	As Reported	Adjusted[1]
Net Income to Common	$56.5	$112.6	$235.2	$244.5	$315.2	$159.5	$171.9	$187.1
Average Common Equity	$2,686.7	$2,686.7	$2,815.7	$2,815.7	$2,783.3	$2,783.3	$2,795.0	$2,795.0
Less: Average Goodwill & Intangibles	17.9	17.9	17.4	17.4	14.5	14.5	1.5	1.5
Average Tangible Common Equity	$2,668.8	$2,668.8	$2,798.3	$2,798.3	$2,768.8	$2,768.8	$2,793.5	$2,793.5
ROACE	2.1%	4.2%	8.4%	8.7%	11.3%	5.7%	6.2%	6.7%
ROATCE	2.1%	4.2%	8.4%	8.7%	11.4%	5.8%	6.2%	6.7%

Texas Capital Bancshares, Inc.

(1) See slide Non-GAAP Reconciliation // Adjusted Earnings & Ratios

15

Non-GAAP Reconciliation // Adjusted Earnings & Ratios

Adjusted line items are non-GAAP financial measures that management believes aids in the discussion of results. A reconcilement of these adjusted items to the most directly comparable U.S. GAAP measures for all periods is presented below. Periods not presented below did not have adjustments.

($M, Except per Share)	Q4 2022	Q4 2023	2020	2021	2022	2023
Net Interest Income	$247.6	$214.7	$851.3	$768.8	$875.8	$914.1
Non-Interest Revenue	277.7	31.1	203.0	138.3	349.5	161.4
Adjustments for Non Recurring Items:						
Gain on Sale of Insur. Prem. Finance	(248.5)	-	-	-	(248.5)	-
Non-Interest Revenue, Adjusted	29.2	31.1	203.0	138.3	101.0	161.4
Non-Interest Expense	213.1	201.4	704.4	599.0	727.5	756.9
Adjustments:						
Software Write-offs	-	-	(36.0)	(12.0)	-	-
Transaction Costs	(13.0)	-	(17.8)	-	(29.6)	-
Restructuring Expense	(9.8)	-	(18.0)	-	(9.8)	-
Charitable Contribution	(8.0)	-	-	-	(8.0)	-
FDIC Special Assessment	-	(19.9)	-	-	-	(19.9)
Non-Interest Expense, Adjusted	182.3	181.5	632.6	587.0	680.1	737.1
PPNR	312.2	44.5	349.9	308.1	497.8	318.6
PPNR, Adjusted	94.4	64.4	421.7	320.1	296.6	338.5
Provision for Credit Losses	34.0	19.0	258.0	(30.0)	66.0	72.0
Income Tax Expenses	60.9	5.3	25.7	84.1	99.3	57.5
Tax Impact of Adjustments Above	(49.2)	4.6	15.6	2.7	(45.4)	4.6
Income Tax Expenses, Adjusted	11.8	9.9	41.3	86.8	53.9	62.1
Net Income	217.3	20.2	66.3	253.9	332.5	189.1
Net Income, Adjusted	48.6	35.4	122.4	263.2	176.8	204.4
Preferred Stock Dividends	4.3	4.3	9.8	18.7	17.3	17.3
Net Income to Common	212.9	15.8	56.5	235.2	315.2	171.9
Net Income to Common, Adjusted	44.3	31.1	112.7	244.5	159.5	187.1
Average Assets	$30,738.4	$29,732.0	$37,516.2	$38,140.3	$32,049.8	$29,537.3
Return on Average Assets	2.80%	0.27%	0.18%	0.67%	1.04%	0.64%
Return on Average Assets, Adjusted	0.63%	0.47%	0.33%	0.69%	0.55%	0.69%
PPNR / Average Assets	4.03%	0.59%	0.93%	0.81%	1.55%	1.08%
PPNR, Adjusted / Average Assets	1.22%	0.86%	1.12%	0.84%	0.93%	1.15%
Average Common Equity	$2,755.8	$2,794.6	$2,686.7	$2,815.7	$2,783.3	$2,795.0
Return on Average Common Equity	30.66%	2.25%	2.10%	8.35%	11.33%	6.15%
Return on Average Common Equity, Adjusted	6.38%	4.41%	4.19%	8.68%	5.73%	6.70%
Dilute Common Shares	50,282,663	48,097,517	50,582,979	51,140,974	51,046,742	48,610,206
Earnings per Share	$4.23	$0.33	$1.12	$4.60	$6.18	$3.54
Earnings per Share, Adjusted	$0.88	$0.65	$2.23	$4.78	$3.13	$3.85

Texas Capital Bancshares, Inc.

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